Exhibit 10.1

EXECUTION COPY

WAIVER AND AMENDMENT NO. 2
TO THE CREDIT AGREEMENT

Dated as of October 1, 2010

WAIVER AND AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among GEOKINETICS HOLDINGS USA, INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and ROYAL BANK OF CANADA, as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of February 12, 2010 (as amended by Amendment No. 1 to the Credit Agreement dated as of June 30, 2010, and as otherwise amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower has requested a waiver of any Default or Event of Default resulting from the failure by the Loan Parties to comply with the requirements of Sections 7.13, 7.14 and 7.15 of the Credit Agreement for the fiscal quarter ended September 30, 2010 (collectively, the “Specified Defaults”).

(3)           The Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1.        Waiver.  (a)          In reliance upon the representations, warranties and covenants of Borrower and the other Loan Parties contained in this Amendment, and subject to the terms and conditions of this Amendment, the Lenders hereby waive the Specified Defaults.

(b)           Each Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Credit Agreement and the other Loan Documents as a result of any Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof (other than the Specified Defaults), and each Lender has not waived any such Event of Default (other than the Specified Defaults), rights or remedies, and nothing in this Amendment, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such Events of Default (other than the Specified Defaults), rights or remedies.

SECTION 2.        Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a)           Section 4.02 is amended by adding thereto a new clause (d), to read as follows:

(d) The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower in form, scope and substance reasonably satisfactory to Administrative Agent, certifying that after giving effect to such proposed Credit Extension, the Loan Parties (taken as a whole) are Solvent.

(b)           Section 6.01(c) is amended and restated in its entirety to read as follows:

“(c) Monthly Financials. As soon as available, but in any event, within fifteen (15) Business Days after the end of each fiscal month of each fiscal year of the Parent (commencing with the month ending September 30, 2010), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal month, and the related (i) consolidated statements of income or operations for such fiscal month and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case (A) in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year and (B) a comparison of actual figures for such fiscal month against the forecasts for such fiscal month, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes.”

(c)           Section 6.02(a) is amended and restated in its entirety to read as follows:

“(i) upon delivery of the financial statements referred to in Section 6.01(a), (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent.”

(d)           Article 6 is amended by adding thereto a new Section 6.20, to read as follows:

“Section 6.20        Revenue by Customer.  During the period from September 1, 2010 to December 31, 2010, within twelve (12) Business Days after the end of each fiscal month, deliver to the Administrative Agent a list of clients and/or projects which represent at least 80% of the consolidated total revenue for the Parent and its Subsidiaries for such month.”

(e)           Article 6 is amended by adding thereto a new Section 6.21, to read as follows:

“Section 6.21        Outside Consultant.  Within a reasonable time after the request of the Administrative Agent or the Required Lenders, engage an outside consultant reasonably acceptable to the Required Lenders to inspect any properties of the Borrower and its Subsidiaries (subject, in the case of third party customer sites, to customary access agreements), to review the books and records of the Borrower and to discuss its affairs, finances and accounts with its directors, officers, independent auditors and the Administrative Agent, all at the reasonable expense of the Borrower.”

(f)            Article 7 is amended by adding thereto a new Section 7.17, to read as follows:

“Section 7.17        Consolidated Total Revenue.  Permit the consolidated total revenue for the Parent and its Subsidiaries for each fiscal month set forth below to be less than the amount set forth opposite such month below:

Fiscal Month Ending	Consolidated Total Revenue
September 30, 2010	$50,000,000
October 31, 2010	$60,000,000
November 30, 2010	$60,000,000

”

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(g)           Article 7 is amended by adding thereto a new Section 7.18, to read as follows:

“Section 7.18        Consolidated Adjusted EBITDA.  Permit the Consolidated Adjusted EBITDA for the Parent and its Subsidiaries for each period set forth below to be less than the amount set forth opposite such period below:

For the Period On and From September 1, 2010 Until and Including	Consolidated Adjusted EBITDA
September 30, 2010	$7,860,000
October 31, 2010	$17,580,000
November 30, 2010	$30,050,000

”

(h)           Exhibit D to the Credit Agreement is amended and restated as set forth in Annex I to this Amendment.

SECTION 3.        Conditions of Effectiveness.  This Amendment shall become effective as of the date first above written when, and only when, each of the following conditions shall have been satisfied:

(a)           The Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the consent attached hereto (the “Consent”) executed by each Guarantor and Grantor.

(b)           The Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of the Borrower executing this Amendment, (ii) have attached to it a true and correct copy of the resolutions of the Board of Directors of the Borrower, which resolutions shall authorize the execution, delivery and performance of this Amendment and (iii) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such resolutions shall have been amended, supplemented, modified, revoked or rescinded.

(c)           The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Guarantor and Grantor certifying the names and true signatures of the officers of the Guarantors and the Grantors authorized to sign the Consent and the other documents to be delivered hereunder.

(d)           A certificate signed by a duly authorized officer of the Borrower stating that:

(i)            each of the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references in the Credit Agreement to “this Agreement” and references in each other Loan Document to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and

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(ii)           no event has occurred and is continuing that constitutes a Default (other than the Specified Defaults).

(e)           The Borrower shall have paid to the Agent, for the account of each Lender executing this Amendment within the time period required by the Agent in accordance with its Pro Rata Share, a nonrefundable fee equal to 0.25% in respect of such Lender’s Revolving Credit Commitment.

(f)            The Borrower shall have paid all fees and expenses of the Agent and the Lenders (including all reasonable fees and out-of-pocket costs and expenses of legal counsel to the Agent) for which invoices in reasonable detail have been provided to Borrower at least two Business Days prior to the date hereof.

SECTION 4.        Reference to and Effect on the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.        Costs and Expenses  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION 6.        Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic email of a ..pdf copy shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GEOKINETICS HOLDINGS USA, INC.,

as Borrower

By	/s/ Chin Yu
Name: Chin Yu
Title: Vice President

ROYAL BANK OF CANADA,
as Agent

By	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

ROYAL BANK OF CANADA,
as Lender

By	/s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

PNC Bank, N.A.,
as Lender

By	/s/ Anita Inkollu
Name: Anita Inkollu
Title: Vice President

SFS, Inc.,
as Lender

By	/s/ Uri Sky
Name: Uri Sky
Title: VP Credit

/s/ Jennifer Humphrey
Jennifer Humphrey
Vice President, Operations

Capital One, N.A.,
as Lender

By	/s/ Don Backer
Name: Don Backer
Title: SVP

CONSENT

Dated as of September     , 2010

The undersigned,                                                 , a                                                  corporation, as Guarantor under the Guaranty dated February 12, 2010 (the “Guaranty”) in favor of the Agent and the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

[NAME OF GUARANTOR]

By
Name:
Title:

CONSENT

Dated as of September     , 2010

The undersigned,                                                 , a                                                  corporation, as Grantor under the Pledge and Security Agreement dated February 12, 2010 (the “Pledge and Security Agreement”) in favor of the Agent and the Lenders parties to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Pledge and Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Pledge and Security Agreement to the “Senior Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

[NAME OF GRANTOR]

By
Name:
Title:

ANNEX I

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.             I am the Chief Financial Officer of GEOKINETICS HOLDINGS USA, INC. (the “Parent”).

2.             I have reviewed the terms of that certain Credit Agreement, dated as of February 12, 2010 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Geokinetics Holdings USA, Inc. (the “Borrower”), the Lenders party thereto, Royal Bank of Canada, as Collateral Agent and Administrative Agent for the Lenders and RBC Capital Markets, as Sole Lead Arranger and Bookrunner.

3.             [Use following paragraph 3 for annual financial statements]This Certificate is delivered in conjunction with the annual audited consolidated financial statements for the Parent and its Subsidiaries for the Fiscal Year of the Parent ended as of                                 , 20       required to be delivered by Section 6.01(a) of the Credit Agreement, together with the report and opinion of an independent registered public accounting firm of nationally recognized standing.][Use following paragraph 3 for fiscal quarter-end financial statements] [This Certificate is delivered in conjunction with the consolidated balance sheet and the related consolidated statement of income or operations and a consolidated statement of cash flows of the Parent and its Subsidiaries required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Parent ended as of the above date.  Such financial statements fairly present, in all material respects, the financial condition, results of operations, stockholder’s equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.][Use following paragraph 3 for fiscal month-end financial statements] [This Certificate is delivered in conjunction with the consolidated balance sheet and the related consolidated statement of income or operations and a consolidated statement of cash flows of the Parent and its Subsidiaries required by Section 6.01(c) of the Credit Agreement for the fiscal month of the Parent ended as of the above date.  Such financial statements fairly present, in all material respects, the financial condition, results of operations, stockholder’s equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

4.             Based on my knowledge, the financial statements when taken as a whole do not contain when furnished any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not materially misleading; provided, that, with respect to projected financial information and pro forma financial information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

5.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and its Subsidiaries during the accounting period covered by the financial statements referred to in this Certificate.

6.             A review of the activities of the Parent and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all their respective Obligations under the Loan Documents, and

[select one:]

[each of the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Event of Default or Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default, its nature and status and steps implemented to correct such Default or Event of Default:]

7.             The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, including the statements in connection with which this Certificate is delivered.

8.             [Use following paragraph 8 for annual financial statements][The financial covenant analyses and information set forth on Schedules 2, 3, 4 and 5 attached hereto, demonstrating compliance (unless compliance with such covenant was duly waived by the requisite Lenders) with the covenants set forth in Sections 7.02(j)(v), 7.05(l), 7.13, 7.14, 7.15 and 7.16 of the Credit Agreement, are true and accurate on and as of the date of this Certificate][Use following paragraph 8 for fiscal quarter-end financial statements] [The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto, demonstrating compliance (unless compliance with such covenant was duly waived by the requisite Lenders) with the covenants set forth in Sections 7.13, 7.14, 7.15 and 7.16 of the Credit Agreement, are true and accurate on and as of the date of this Certificate][Use following paragraph 8 for fiscal month-end financial statements] [The financial covenant analyses and information set forth in the financial statements and on Schedule 1 attached hereto, demonstrating compliance with the covenants (unless compliance with such covenant was duly waived by the requisite Lenders) set forth in Sections 7.17 and 7.18 of the Credit Agreement, are true and accurate on and as of the date of this Certificate].

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the            day of                     , 20    .

GEOKINETICS INC.

By:
Name:
	Title:	Chief Financial Officer

Schedule 1	-	Consolidated Adjusted EBITDA Calculation

[Schedule 2	-	Calculations Demonstrating Compliance With Financial Covenants

Schedule 3	-	Calculations Regarding Capital Expenditures](1)

[Schedule 4	-	Permitted Acquisitions

Schedule 5	-	Permitted Dispositions](2)

(1)  Add Schedules 4 and 5 only for annual financial statements.

(2)  Add Schedules 2 and 3 only for annual and quarterly financial statements.

 SCHEDULE 1
CONSOLIDATED ADJUSTED EBITDA CALCULATION
(FOR THE [FISCAL MONTH] [FISCAL QUARTER] [FISCAL YEAR]
COMMENCING            AND ENDING          )

Consolidated Adjusted EBITDA:

(1) The sum of (without duplication, including for purposes of determining Consolidated Net Income), determined on a consolidated basis for Borrower and its Subsidiaries, to the extent deducted in determining Consolidated Net Income for such period:

(a) Consolidated Net Income (or net loss)	$

(b) Consolidated Interest Expense (including amortization or write-off of debt discount)	$

(c) taxes based on income	$

(d) non-cash unrealized net losses under any permitted Swap Contracts	$

(e) Consolidated Depreciation and Amortization Expense	$

(f) Expenses related to the Transaction to the extent not capitalized	$

(g) Any one-time non-cash charges in connection with a Permitted Acquisition or permitted Investments	$

(h) Any one-time non-cash expenses or charges incurred in connection with the issuance, exercise, cancellation or appreciation of options and other equity grants in respect of Equity Interests	$

(i) To the extent decreasing consolidated net income for such period, any extraordinary items in accordance with GAAP	$

(j) other non-recurring, non-cash charges and non-cash losses in respect of unrealized currency translations, in each case, deducted in arriving at Consolidated Net Income	$

Minus

(2) The sum of:

(a) non-cash credits included in arriving at such Consolidated Net Income (or net loss)	$
$

(b) non-cash unrealized net gains in respect of permitted Swap Contracts

(c) other non-cash extraordinary gains to the extent included in calculating Consolidated Net Income	$

CONSOLIDATED ADJUSTED EBITDA
$

SCHEDULE 2

CALCULATIONS DEMONSTRATING COMPLIANCE
WITH FINANCIAL COVENANTS

1.              Total Leverage Ratio (Section 7.13 of the Credit Agreement)

(i)    Consolidated Total Debt of the Parent and its Subsidiaries (determined on a consolidated basis in accordance with GAAP but excluding the effect of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition) as of the last day of the Test Period, consisting of the sum of:

(a) Indebtedness for borrowed money	$

(b) obligations in respect of Capitalized Leases	$

(c) debt obligations evidenced by promissory notes or similar instruments	$

[Exclude Indebtedness in respect of (i) all letters of credit except (x) to the extent of unreimbursed amounts thereunder and (y) in respect of the L/C Exposure of any Defaulting Lender to the extent not Cash Collateralized, (ii) Parent’s Series C Preferred Stock and any other Equity Interest or hybrid security of the Parent that is determined to constitute Indebtedness in accordance with GAAP and (iii) obligations under Swap Contracts.]

Consolidated Total Debt [(a) + (b) + (c)]	$

(ii) Consolidated Adjusted EBITDA for the Test Period ending on the computation date (per Schedule 1)	$

(iii) Total Leverage Ratio (i)/(ii):	. :1.00

(iv) Total Leverage Ratio not to be greater than:	. :1.00

2.              Interest Coverage Ratio (Section 7.14 of the Credit Agreement)

(i) Consolidated Adjusted EBITDA for the Test Period as of the computation date (per Schedule 1):	$

(ii) Consolidated Interest Expense for the Test Period ((a) minus (b)):	$

(a) consolidated cash interest expense of the Borrower and its Subsidiaries, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income	$

[include (i) all cash commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (ii) the cash interest component of Capitalized Lease Obligations, and (iii) net cash payments, if any, made (less net payments, if any, received) pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness]

[exclude (i) penalties and interest relating to taxes, (ii) any additional cash interest owing pursuant to any registration rights agreement with respect to securities, (iii) any expensing of bridge, commitment and other financing fees, (iv) any interest expense associated with the Parent’s Series C Preferred Stock or any other Equity Interest or hybrid security that is determined to constitute Indebtedness in accordance with GAAP and (v) any accretion of accrued and unpaid interest on discounted liabilities]

(b) cash interest income	$

(iii) Interest Coverage Ratio (i)/(ii):	. :1.00

(iii) Interest Coverage Ratio not to be less than:	. :1.00

3.              Fixed Charge Coverage Ratio (Section 7.15 of the Credit Agreement)

1.	Consolidated Adjusted EBITDA for the Test Period (per Schedule 1)	$

2.	Maintenance Capital Expenditures for the Test Period	$

3.	Cash tax payments for the Test Period	$

4.	Consolidated Interest Expense for subject period (per item 2(ii) of Interest Coverage Ratio calculation above)	$

5.	Scheduled repayments of principal amounts of Indebtedness for such Test Period whether or not actually paid during such Test Period	$

6.	Fixed Charge Coverage Ratio [{1 - (2 + 3)} / (4 + 5 )]:	: 1.00

7.	Fixed Charge Coverage Ratio not to be less than:	: 1.00

SCHEDULE 3

CALCULATIONS REGARDING CAPITAL EXPENDITURES

Capital Expenditures (Section 7.16 of the Credit Agreement)

(v) (i) Capital Expenditures for the Test Period [any Capital Expenditures related to the prefunded amount of any investment in a multi-client data acquisition program shall be excluded from the calculation of Capital Expenditures if such multi-client program is at least 75% prefunded at the time that surveying commences for such program, provided that the non-prefunded amount of any such multi-client program shall not exceed $5,000,000 in the aggregate for any such program]:

$

(vi) (ii) Capital Expenditures as of the last day of the immediately preceding Fiscal Quarter (or $0 in the case of a test Period which is the first Fiscal Quarter of a Fiscal Year):	$

(vii) (iii) Capital Expenditures permitted for the current Fiscal Year:		$150,000,000

(viii) (iv) Excess Amount carryover, if any, from the prior Fiscal Year:(1)	$

(ix) (v) Total permitted Capital Expenditures (sum of (iii) and (iv))	$

(1)  100% of the Excess Amount from the immediately preceding fiscal year, to the extent it has not already been expended.

SCHEDULE 4

PERMITTED ACQUISITIONS

Permitted Acquisitions made during the current Reporting Period pursuant to the definition of Permitted Acquisitions:

[Date]     [Acquisition]         [Amount]

[Date]     [Acquisition]         [Amount]

(a) Consideration Paid:

Aggregate total consideration paid in respect
of all acquisitions made after the Closing Date:           $

Maximum Permitted: $50,000,000 in the aggregate

(b) Available domestic unrestricted cash (determined in accordance with GAAP), together with undrawn amounts under the Revolving Credit Facility after giving effect to the Permitted Acquisitions:                      $

Minimum Required:    $10,000,000

(c) Pro Forma Compliance:  After giving Pro Forma Effect to the Permitted Acquisitions, Borrower is in pro forma compliance with the Financial Covenants set forth in Section 7.13 (Total Leverage Ratio) and Section 7.14 (Interest Coverage Ratio):    Yes      No

SCHEDULE 5

PERMITTED DISPOSITIONS

[Date]     [Disposition]         [Amount]

[Date]     [Disposition]         [Amount]

Consideration Paid:

Aggregate fair market value of Dispositions made pursuant to Section 7.05(l):

$

Maximum Permitted:   $10,000,000

Purchase price paid to the Borrower or such Subsidiary for such Disposition shall be no less than the fair market value of such asset at the time of such sale.

Amount actually received as cash consideration:  $

Percentage of Disposition consideration received as cash:              %

[To be not less than 75%]